REPURCHASE AGREEMENT

THIS REPURCHASE AGREEMENT ("Agreement") is entered into this 7th day of March, 2013, by and between Omega CRE Group LLC, a wholly owned subsidiary of Omega Commercial Finance Corporation, a publicly traded corporation with its home office in Miami Beach, Florida (the **"Seller"**), and Stephen Hand of Palm Harbor, Florida (the **"Buyer"**).

RECITALS

WHEREAS, the Seller is the owner of those certain Loans, as defined in this Agreement, and wishes to sell the Loans, and

WHEREAS, the Seller acquired the Loans pursuant to a Loan Purchase Agreement dated March 7, 2013, by and between the Seller and TD Bank which is incorporated by reference herein, and

WHEREAS, the Buyer lent $231,500 to the Seller for the purpose of making the Deposit in the Loan Purchase Agreement and to defray the Acquisition Costs, as set forth in a promissory note dated March 7, 2013 ("Note") which is incorporated by reference herein, and

WHEREAS, the Buyer wishes to purchase the Loans.

WHEREAS, Burnsville Land Company, LLC, a North Carolina limited liability company, is currently subject to the laws of the United States Bankruptcy Court, Western District of North Carolina (Case 11-11025), the same having been converted to a Chapter 7 case ("Bankruptcy Action").

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt of which is hereby acknowledged, the Seller and the Buyer agree as follows:

REPURCHASE AND SALE OF THE LOANS

Agreement to Sell and Purchase the Loans. Subject to and upon the terms and conditions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase, all of the Seller's right, title and interest in and to the Loans, the Loan Documents and any and all Claims relating to the Loan and the Loan Documents.

Loans. The Loans are more particularly described as 1) a promissory note dated June 11, 2007, in the original principal amount of $4,460,000 from Burnsville Land Company, LLC, a North Carolina limited liability company ("Borrower") and secured by a deed of trust recorded in Book 557 at Page 412, Yancey County Registry, and 2) a promissory note dated November 8, 2007, in the original principal amount of $292,500 from the Borrower and secured by a deed of trust recorded in Book 573 at Page 483, Yancey County Registry ("Loans").

Purchase Price. For a term of three (3) years ("Term") the Buyer shall have the right to purchase the Loans for the purchase price of $4,330,000 ("Purchase Price"). During the Term the Buyer shall pay an annual payment of interest to the Seller as follows: a) five percent (5%) due and payable on or before March 6, 2014, and it is agreed that this payment shall be paid by the Buyer cancelling the Note and releasing the Seller from any further obligation under the term of the Note, and b) six percent (6%) due and payable on March 6, 2015, and March 6, 2016 ("Interest"). If not sooner paid, the Purchase Price shall be paid in full with all accrued interest on or before March 6, 2016. In the event that the Buyer purchases the Loans within the first year of the Term, then the Purchase Price shall be reduced by the payoff amount of the Note. The Buyer may exercise his rights in this Repurchase Agreement at any time during the Term without prepayment penalty. Buyer may assign his rights under this Agreement and the assignee shall be bound by all the terms of this Agreement.

Forbearance. Provided the Interest is paid by the Buyer to the Seller, then the Seller shall not exercise its right to accelerate payment on the Loans or foreclose during the Term. Seller agrees that it shall not pursue the guarantors of the Loan by virtue of the written guaranties and judgment of record, and that its sole remedy is foreclosure on the Loans and the underlying collateral. It is further agreed that when the Buyer purchases the Loans from the Seller the guaranties and judgment against the guarantors shall become the property and rights of the Buyer.

Closing Costs. Except for the use of Proceeds defined as Acquisition Costs in the Note, the Buyer shall be responsible for the closing costs of the Loan Purchase Agreement and the Repurchase Agreement. Buyer and Seller shall be responsible for their own attorney's fee.

Ad Valorem Taxes. During the Term, the Buyer shall pay all ad valorem taxes on the property securing the Loans. There are no improvements requiring hazard insurance.

Bankruptcy Action. During the Term the Seller authorizes the Buyer and his attorneys to do any and all things necessary to terminate the Bankruptcy Action, at the expense of the Buyer. The Buyer shall keep the Seller informed of all proceedings and communications with the Bankruptcy Court and the Trustee. The Seller understands that the common goal of the Seller and Buyer is to terminate the Bankruptcy Action in order to protect the collateral for the Loans and that there is no conflict of interest in pursuing this goal.

Representations and Warranties as to Loans. Seller hereby represents and warrants to Buyer that, as to the Loans sold hereunder and during the Term and on the Closing Date of this Agreement:

(a) The Seller will remain the sole owner and holder of the Loans and the Notes, will not assign, transfer, or convey any interest in the Loans to any other person or entity, and will not pledge, assign, or encumber the Loans or the Notes and will execute an agreement for recording for same.

(b) The Seller will maintain full right and authority to sell and assign the Loans and Notes.

(c) The Notes, the Deeds of Trust and other agreements executed by the Borrower and delivered in connection therewith shall be held in escrow by Wilder Wadford, PA, for the benefit of the Seller and Buyer until the Closing Date of this Agreement, but in the event of default by the Buyer, said Notes, Deeds of Trust and other agreements shall be delivered to the Seller.

(d) The Loans will not be subject to any servicing agreements.

(e) Seller will not (i) release any collateral for the Loans or (ii) waive in writing any material provision of any of the Loan Documents.

(f) That the judgment obtained against the guarantors in file 11 CVS 5516, Yancey County, shall be assigned to the Buyer at Closing.

No Other Seller Representations and Warranties as to Loans. Other than as set forth above, Seller makes no representation or warranty to Buyer with respect to the financial condition of Borrower or Borrower's ability to perform pursuant to the terms and conditions of the Loan Documents, the lien position or lien priority of the Loan Documents, the compliance or conformity of the Loans with any lending or underwriting criteria or practices or any other warranties or representations not specifically set forth herein. Buyer shall rely only upon any title insurance obtained by Buyer with respect to the collateral as to the lien validity, position and priority of the Loan Documents. Buyer agrees to bear the risk of: (i) collectability of the Loans; (ii) Borrower's financial condition; (iii) fraud or forgery not known to Seller; (iv) the value of any security for the Loans (including the collateral in the Deeds of Trust); and (v) claims of any mechanics' lienors or issuers of surety bonds in respect of the Loans or the collateral in the Deeds of Trust.

MISCELLANEOUS PROVISIONS

Survival. The agreements that are stated herein to survive the Closing shall not merge into the documents executed and delivered at Closing, but instead shall be independently enforceable. Buyer expressly acknowledges and agrees that Seller has no obligation with respect to the Loans that Survive Closing. The provisions of this Section shall survive the Clsoing.

Governing Law. The terms and provisions of this Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of North Carolina without regard to conflict of law principles.

Confidentiality. The parties agree to keep all information provided to each other in connection with this Agreement and shall not disclose said information to anyone other than their attorneys, accountants and advisors. Information otherwise obtainable on the public record is exempt from the confidentiality obligations.

Parties. As used herein, the terms "Buyer" and "Seller" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. All personal pronouns used

herein, whether used in the masculine, feminine or neither gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. If any provision of this Agreement is deemed to be invalid, illegal or unenforceable, the balance of this Agreement shall remain in full force and effect. This Agreement may not be modified orally or otherwise, except in writing dually executed by the parties.

IN TESTIMONY WHEREOF, the parties hereto have executed this Loan Repurchase Agreement.

SELLER:

Omega CRE Group, LLC

By: ______________________
Name: Jon S. Cummings, IV
Title: Manager

BUYER:

____
Stephen Hand